                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                           INTERNATIONAL MULTIFOODS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                     [LOGO]

                      INTERNATIONAL MULTIFOODS CORPORATION
                              200 EAST LAKE STREET
                            WAYZATA, MINNESOTA 55391
                                  612-594-3300

                                  MAY 12, 1999

Dear Stockholder:

    You are cordially invited to attend the 1999 Annual Meeting of Stockholders of International Multifoods Corporation. The meeting will be held on Friday, June 18, 1999, at 11:00 a.m. local time, at the Boatworks Event Center, 294 East Grove Lane, Wayzata, Minnesota. Parking will be available at the Boatworks Event Center and at the corporate offices of International Multifoods Corporation, which are located immediately to the west of the Boatworks Event Center. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon during the meeting.

    Your copy of the Annual Report to Stockholders for the fiscal year ended February 28, 1999 is enclosed or has been sent to you.

    WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     Sincerely,

                                               [SIG]

                                     Gary E. Costley, Ph.D.
                                     CHAIRMAN, PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER

                      INTERNATIONAL MULTIFOODS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1999

TO THE STOCKHOLDERS OF
INTERNATIONAL MULTIFOODS CORPORATION:

    The Annual Meeting of Stockholders of International Multifoods Corporation (the "Company") will be held on Friday, June 18, 1999, at 11:00 a.m. local time, at the Boatworks Event Center, 294 East Grove Lane, Wayzata, Minnesota, for the following purposes:

    1.  To elect two directors for a term of three years;

    2. To approve the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending February 29, 2000; and

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of record of the Company's Common Stock as of the close of business on May 3, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          FRANK W. BONVINO
                                          SECRETARY

May 12, 1999

                      INTERNATIONAL MULTIFOODS CORPORATION
                              200 EAST LAKE STREET
                            WAYZATA, MINNESOTA 55391

                                PROXY STATEMENT
                                      FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 18, 1999

                                GENERAL MATTERS

SOLICITATION OF PROXIES

    This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of International Multifoods Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on June 18, 1999, and any adjournment thereof (the "Annual Meeting"). The Board of Directors of the Company is soliciting proxies for voting on the matters described in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy, along with the Company's Annual Report to Stockholders, were sent to stockholders of the Company on or about May 12, 1999. We are paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. We have retained Morrow & Company Inc. to assist in the solicitation of proxies from stockholders for a fee of $6,000 plus out-of-pocket expenses. The solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation or by employees of Morrow & Company Inc. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

WHO CAN VOTE

    Only stockholders of record as of the close of business on May 3, 1999 will be entitled to vote at the Annual Meeting. As of that date, there were 18,737,951 shares of Common Stock, par value $.10 per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

HOW YOU CAN VOTE

    You can vote by completing and returning your signed proxy card. If you return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. With respect to the election of directors, you may (i) vote for the nominees named in this Proxy Statement as a group, (ii) withhold authority to vote for the nominees as a group or (iii) vote for such nominees other than any nominee you identify in the appropriate space on the proxy. With respect to each other matter, you may vote FOR, AGAINST or ABSTAIN from voting. If you abstain, you will be deemed to have cast a vote at the Annual Meeting and, therefore, your abstention will have the effect of a vote against a matter. If no specific instructions are indicated on the proxy, your shares will be voted (i) FOR the election of the two directors as nominated, (ii) FOR the approval of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company and (iii) with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy. If a broker indicates on the proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered as votes cast with respect to that matter and, therefore, will not affect the outcome of the vote with respect to that matter.

VOTES REQUIRED

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the two director nominees receiving the most votes for their election will be elected directors. With respect to the approval of all other matters to come before the Annual Meeting, including the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company, the affirmative vote of a majority of the total votes cast will be required.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

    You may revoke your proxy at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a properly signed proxy that is dated subsequent to the earlier proxy or by delivering a written revocation at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 19, 1999 (unless otherwise noted), certain information with respect to:

    - all stockholders known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock;

    - the beneficial ownership of the Company's Common Stock by each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below; and

    - all directors and executive officers of the Company as a group.

    Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                    AMOUNT AND         PERCENT OF
              NAME AND ADDRESS                      NATURE OF         COMMON STOCK
             OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP   OUTSTANDING
---------------------------------------------  --------------------   ------------
Archer-Daniels-Midland Company...............        1,621,650(1)         8.63%
  4666 Faries Parkway
  Decatur, Illinois 62526

Woodland Partners LLC........................          947,300(2)         5.04%
  60 South Sixth Street, Suite 3750
  Minneapolis, Minnesota 55402

Gary E. Costley, Ph.D........................          256,516(3)         1.35%

William L. Trubeck...........................           92,100(4)        *

Frank W. Bonvino.............................           76,712(5)        *

Robert S. Wright.............................           69,523(6)        *

Robert M. Price..............................           46,799(7)        *

Jeffrey E. Boies.............................           31,637(8)        *

Jack D. Rehm.................................           26,445(9)        *

Nicholas L. Reding...........................           25,048(10)       *

Lois D. Rice.................................           17,399(11)       *

Richard K. Smucker...........................           13,074(12)       *

Dolph W. von Arx.............................            9,788(13)       *

Claire L. Arnold.............................            2,293(14)       *

All Executive Officers and Directors
  as a Group (16 persons)....................          776,574(15)        4.00%

---------

 * Less than 1%

 (1) The information was reported on an amended Schedule 13D, dated June 4, 1993.

 (2) Woodland Partners LLC ("Woodland") reported on a Schedule 13G, dated February 8, 1999, filed with the Securities and Exchange Commission, that it has sole voting power with respect to 819,100 shares, shared voting power with respect to 128,200 shares and sole dispositive power with respect to all of the shares. Woodland reported that the filing was made in its capacity as an investment adviser which manages accounts for the benefit of its clients and that dividends on, and the proceeds from the sale of, the shares are credited to such accounts. Woodland further reported that no single account managed by Woodland holds more than 5% of the shares.

 (3) Includes 211,250 shares issuable pursuant to stock options that are currently exercisable or which will become exercisable prior to May 19, 1999, and 634 shares held in trust for the benefit of Dr. Costley under the Employees' Voluntary Investment Savings Plan of the Company (the "Savings Plan").

 (4) Includes 77,500 shares issuable pursuant to stock options that are currently exercisable or which will become exercisable prior to May 19, 1999, and 500 shares held in trust for the benefit of Mr. Trubeck under the Savings Plan.

 (5) Includes 51,950 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 19, 1999, and 8,476 shares held in trust for the benefit of Mr. Bonvino under the Savings Plan.

 (6) Includes 46,000 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 19, 1999, and 2,600 shares held in trust for the benefit of Mr. Wright under the Savings Plan.

 (7) Includes 36,674 shares issuable pursuant to stock options that are currently exercisable.

 (8) Includes 23,000 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 19, 1999, and 497 shares held in trust for the benefit of Mr. Boies under the Savings Plan.

 (9) Includes 15,000 shares issuable pursuant to stock options that are currently exercisable.

(10) Includes 21,000 shares issuable pursuant to stock options that are currently exercisable.

(11) Includes 15,663 shares issuable pursuant to stock options that are currently exercisable.

(12) Includes 3,000 shares issuable pursuant to stock options that are currently exercisable and 3,000 shares held in trust of which Mr. Smucker is the trustee. Mr. Smucker disclaims beneficial ownership of such shares held in trust.

(13) Includes 7,288 shares issuable pursuant to stock options that are currently exercisable.

(14) Includes 1,500 shares issuable pursuant to stock options that are currently exercisable.

(15) Includes 592,725 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 19, 1999, and 23,595 shares held in trust for the benefit of the executive officers under the Savings Plan and the Stock Purchase Plan of Robin Hood Multifoods Inc., an indirect wholly-owned subsidiary of the Company.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is composed of eight members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Robert
M. Price and Richard K. Smucker are Class II directors whose terms expire at the Annual Meeting. The Board of Directors has nominated Messrs. Price and Smucker for election to the Board of Directors at the Annual Meeting for terms of three years, and each has agreed to serve if elected. The other directors of the Company will continue in office for their existing terms. Claire L. Arnold, Lois
D. Rice and Dolph W. von Arx are Class I directors whose terms expire in 2001. Gary E. Costley, Nicholas L. Reding and Jack D. Rehm are Class III directors whose terms expire in 2000. All of the directors were elected to the Board of Directors by the stockholders, except for Mr. Smucker, who was elected by the Board on March 20, 1997.

    Unless otherwise directed by you in your proxy, we will vote your shares for the election of the nominees named. In the event that any nominee becomes unavailable for election at the Annual Meeting, we will vote your shares for a substitute nominee as recommended by the Board of Directors, unless you tell us not to on your proxy card.

BIOGRAPHICAL INFORMATION OF DIRECTORS

-----------------------------------------------------------------------------------------

                        CLAIRE L. ARNOLD, 52                        Director since 1997
      [PHOTO]           Ms. Arnold is currently Chief Executive Officer of Leapfrog
                        Services, Inc. (computer technology outsourcing services), which office she has held since June 1998. Ms. Arnold was a private investor from June 1994 to June 1998. Ms. Arnold served as
                        President and Chief Executive Officer of Nicotiana Enterprises,
                        Inc., a family holding company holding stock in NCC L.P., a major distributor of grocery, tobacco, confection, health and beauty, and allied products to retail stores, from August 1979 to April
                        1994. Ms. Arnold was Chief Executive Officer of NCC L.P. from
                        August 1979 to June 1994 and was also its Chairman from August
                        1979 to November 1992. Ms. Arnold is a director of Morrison
                        Health Care, Inc., Ruby Tuesday, Inc. and Schweitzer-Mauduit
                        International, Inc.
-----------------------------------------------------------------------------------------

                        GARY E. COSTLEY, Ph.D., 55                   Director since 1997
      [PHOTO]           Dr. Costley is Chairman of the Board, President and Chief
                        Executive Officer of the Company, which office he has held since
                        January 1997. From May 1995 to December 1996, Dr. Costley served as dean of the Babcock Graduate School of Management at Wake
                        Forest University. Prior to July 1994, Dr. Costley was an
                        Executive Vice President of Kellogg Company and President,
                        Kellogg North America. Dr. Costley is a director of Candlewood
                        Hotel Company, Inc. and Pharmacopeia, Inc.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        ROBERT M. PRICE, 68                         Director since 1983
      [PHOTO]           Mr. Price is President of PSV, Inc. (management
                        consulting-technology and strategy), which position he has held since May 1990. From May 1996 to December 1996, Mr. Price served as interim Chairman of the Board and Chief Executive Officer of the Company. Mr. Price is a director of Affinity Technology
                        Group, Inc., Fourth Shift Corporation, Public Service Company of
                        New Mexico and Tupperware Corporation.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        NICHOLAS L. REDING, 64                     Director since 1988
      [PHOTO]           Mr. Reding is former Vice Chairman of the Board of Monsanto
                        Company (food, agriculture and pharmaceuticals), which office he held from January 1993 to December 1998. Mr. Reding is a director of CPI Corp. and Meredith Corporation.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        JACK D. REHM, 66                             Director since 1991
      [PHOTO]           Mr. Rehm is former Chairman of the Board of Meredith Corporation
                        (diversified media), which office he held from January 1997 to
                        January 1998. From July 1994 to January 1997, Mr. Rehm was
                        Chairman of the Board and Chief Executive Officer of Meredith
                        Corporation. From July 1992 to July 1994, Mr. Rehm was Chairman
                        of the Board, President and Chief Executive Officer of Meredith
                        Corporation. Mr. Rehm is a director of Meredith Corporation and
                        ING Mutual Funds Management Co. LLC.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        LOIS D. RICE, 66                              Director since 1991
      [PHOTO]           Mrs. Rice is a guest scholar at The Brookings Institution (an education and public policy research organization), a position she has held since October 1991. Mrs. Rice is a director of Fleet
                        Financial Group, Inc., HSB Group, Inc., The McGraw-Hill
                        Companies, Inc. and UNUM Corporation.
-----------------------------------------------------------------------------------------

                        RICHARD K. SMUCKER, 50                    Director since 1997
      [PHOTO]           Mr. Smucker is President of The J.M. Smucker Company (jams, jellies, ice cream toppings, juices and other food products), which office he has held since 1987. Mr. Smucker is a director of
                        The J.M. Smucker Company, The Sherwin-Williams Company and Wm.
                        Wrigley Jr. Company.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        DOLPH W. VON ARX, 64                       Director since 1997
      [PHOTO]           Mr. von Arx is Chairman of the Board of Isolux Corporation (fiber optic cable for medical and surgical applications), which office he has held since November 1998. Mr. von Arx was Chairman of the
                        Board of Morrison Restaurants, Inc. from March 1996 to June 1998.
                        Mr. von Arx is also a director of BMC Fund, Inc., Cree Research,
                        Inc., MacKenzie Investment Management, Inc. and Ruby Tuesday,
                        Inc.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held six meetings during the fiscal year ended February 28, 1999, five of which were regularly scheduled meetings. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he or she served. The Board of Directors has several committees, which are described below.

AUDIT COMMITTEE

Members:   Robert M. Price (Chair), Claire L. Arnold, Jack D. Rehm, Lois D. Rice and Richard K.
           Smucker
Number of Meetings in Fiscal Year 1999: Two
Functions: -          recommends to the Board of Directors annually the selection of independent accountants
           -          reviews the activities and reports of the Company's independent accountants
           -          reviews the financial statements to be included in the Annual Report to
                      Stockholders and recommends approval by the Board of Directors
           -          monitors accounting and financial reporting practices throughout the Company
           -          reviews internal accounting controls and monitors compliance with the
                      Company's prescribed procedures, policies and code of ethics

COMPENSATION COMMITTEE

Members:   Jack D. Rehm (Chair), Claire L. Arnold, Nicholas L. Reding and Dolph W. von Arx
Number of Meetings in Fiscal Year 1999: Four
Functions: -          approves the compensation policies of the Company
           -          determines the compensation paid to officers of the Company
           -          makes recommendations to the Board of Directors with respect to the cash compensation of the Chief Executive Officer of the Company and establishes and reviews performance standards under compensation programs for officers of the Company
           -          administers the Company's stock option, stock-based incentive and bonus plans and makes grants or awards under such plans
           -          recommends to the Board of Directors the adoption of or amendments to employee benefit plans and stock-based incentive plans of the Company

EXECUTIVE COMMITTEE

Members:   Gary E. Costley (Chair), Robert M. Price, Nicholas L. Reding, Jack D. Rehm and Richard
           K. Smucker
Number of Meetings in Fiscal Year 1999: None
Functions: -          such powers and authority as may be expressly conferred upon it from time to time by the Board of Directors

FINANCE AND BENEFIT INVESTMENT COMMITTEE

Members:   Richard K. Smucker (Chair), Claire L. Arnold, Robert M. Price, Nicholas L. Reding, Jack
           D. Rehm and Lois D. Rice
Number of Meetings in Fiscal Year 1999: Two
Functions: -          reviews the capital structure, source and use of funds and financial position of the Company and makes periodic reports to the Board of Directors on such reviews
           -          provides advice and counsel regarding financial policies to management of the
                      Company and the Board of Directors
           -          establishes investment policies and guidelines for employee benefit plans, approves investment managers of employee benefit plan assets and reviews investment performance of such plan assets

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Members:   Nicholas L. Reding (Chair), Lois D. Rice and Dolph W. von Arx
Number of Meetings in Fiscal Year 1999: Three
Functions: -          reviews, evaluates and recommends director candidates for nomination by the
                      Board of Directors and establishes guidelines for the Board of Directors in considering nominees
           -          reviews corporate governance issues and makes recommendations to the Board of
                      Directors on corporate governance matters

    The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if a written recommendation is submitted to the Secretary of the Company at least 90 days prior to the date of the annual meeting of stockholders, along with the written consent of such nominee to serve as director.

COMPENSATION OF DIRECTORS

    The Company structures director compensation to attract and retain qualified non-employee directors, and to further align the interests of those directors with the interests of stockholders by linking a portion of their compensation to stock performance. Directors who are also employees of the Company are not separately compensated for any services provided as a director.

ANNUAL RETAINER AND MEETING FEES

    Non-employee directors receive the following fees for their service on the Board of Directors:

Annual Retainer.................  $20,000
Fee for each Board Meeting......  $ 1,000 ($1,250 if more than one day)
Fee for each Committee Meeting..  $ 1,000 ($1,250 in case of Chair of
                                  Committee)

    Directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock. During the fiscal year ended February 28, 1999, each non-employee director of the Company elected to take all or part of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of

Common Stock. Amounts received by a director also may be deferred pursuant to the Company's Fee Deferral Plan for Non-Employee Directors for a minimum period of two years. Interest is paid on deferred amounts at a rate that is calculated quarterly and corresponds to the Company's short-term borrowing rate then in effect. None of the directors deferred compensation under such plan during the fiscal year ended February 28, 1999.

STOCK OPTIONS

    On the first business day in July of each year, each non-employee director is granted a non-qualified stock option to purchase 1,500 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on such date.

DIRECTOR STOCK OWNERSHIP GUIDELINES

    The Board has adopted a director stock ownership guideline, which provides that each non-employee director is expected to own Common Stock having a value of four times the amount of the annual retainer fee paid to such director, at the end of a period of five years commencing as of July 1, 1998. Each non-employee director who is elected for the first time after July 1, 1998 will be expected to own Common Stock having a value of four times the amount of the annual retainer fee paid to such director, at the end of a period of five years commencing on the date such director is elected.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The philosophy of the Compensation Committee (the "Committee") with respect to the compensation of the Company's executive officers consists of the following core principles:

    - Base salary and benefits should be competitive in order to attract and retain well-qualified executives.

    - A significant part of the executive officers' compensation should be at risk. Accordingly, incentive compensation should be directly related to achieving specified levels of the Company's financial performance.

    - Stock ownership of the Company's Common Stock by the Company's executive officers creates a valuable link between the Company's management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

EXECUTIVE COMPENSATION PROGRAM

    The Company's executive compensation program has four components that are intended to reflect the Company's compensation philosophy.

    BASE SALARY. Base salary and adjustments to base salary for the Company's executive officers are targeted at the median of the competitive market. An executive officer's base salary may be above or below the median, depending upon the officer's individual performance. For the purpose of determining the median of the competitive market, the Committee reviews and considers the salary ranges of officers in comparable positions at companies of comparable size to the Company. The peer group of companies used in the comparison consists of approximately 120 companies that have annual sales ranging from $1 billion to $3 billion. The Company uses a broad base of companies of comparable size to reflect the market in which the Company competes for executive talent. Accordingly, the peer group is not limited to food companies included in the Standard & Poor's MidCap Foods Index, which has been used for the purpose of comparison in the Stock Performance Graph in this Proxy Statement.

    The Committee reviews the base salary of each executive officer at every regularly scheduled Committee meeting. The Committee generally grants a salary increase to an executive officer once every 12 to 18 months, based upon the Committee's judgment of the officer's individual performance and contribution to the Company, the financial performance of the Company and the Company's established merit increase guidelines.

    ANNUAL INCENTIVE. In fiscal year 1999, the Committee recommended to the Board of Directors of the Company, and the Board of Directors of the Company adopted, the Amended and Restated Management Incentive Plan. The Amended and Restated Management Incentive Plan was subsequently approved by the Company's stockholders at the 1998 Annual Meeting of Stockholders of the Company. Under the Amended and Restated Management Incentive Plan, the Committee adopted the Company's EVA Incentive Plan for fiscal years 1999 through 2001 (the "EVA Incentive Plan"). The EVA Incentive Plan provides for incentive awards based on improvements in Economic Value Added ("EVA"). EVA is a measure of economic profit that determines whether a business is earning more than its after-tax cost of capital. In general, EVA is net operating profit after taxes, less a charge for the use of capital. EVA provides a framework within which management can make decisions which focus on building long-term value for the Company and its stockholders.

    Under the EVA Incentive Plan, incentive awards are linked to improvements in the EVA of both the Company and the Company's business units. EVA improvement targets for the Company and its business units and target incentive awards for each participant are established in each fiscal year. Up to 20% of the incentive award earned by a participant in a fiscal year is payable at the discretion of the Committee based upon review of the participant's performance. The incentive award earned in any fiscal year is then credited to the participant's "incentive bank", and the incentive available to be paid to the participant equals the amount of the incentive bank balance up to the amount of the target incentive award, plus 1/3 of the incentive bank balance in excess of the target incentive award. Any excess incentive award which is not paid remains in the incentive bank for payment in future fiscal years, subject to reduction or loss if actual EVA in those years results in incentive determinations that are less than zero. No incentive award is paid when the incentive bank balance is negative, and negative incentive bank balances are carried forward to offset future incentive awards earned. However, the Committee determined that if there was a negative balance for fiscal year 1999, the negative balance would not carry forward. There is no limit on the incentive awards that can be achieved for superior levels of excess EVA improvement. However, the incentive award paid to any participant will be capped at $2,500,000 in any fiscal year and any amount in excess of such cap will be forfeited by the participant.

    At the beginning of fiscal year 1999, the Committee established EVA improvement targets for the Company and each of its business units and target incentive awards for participants under the EVA Incentive Plan. However, the Committee retained discretion to reduce or eliminate the incentive compensation awarded to any participant for any reason. The target incentive awards for the Chief Executive Officer and the other corporate executive officers were based on EVA improvement for the Company as a whole. The target incentive awards for executive officers who are presidents of the business units were based on an allocation between EVA improvement for the Company as a whole and EVA improvement for the respective business units.

    The target incentive award, represented as a percentage of base salary, for each executive officer is set at approximately the median of competitive practice. For this purpose, the Committee reviews and considers incentive amounts awarded to officers in comparable positions at companies of comparable size to the Company, as described above. For fiscal year 1999, the target incentive award for the Chief Executive Officer was 65% of base salary and for the other executive officers named in the Summary Compensation Table was 50% of base salary.

    Based upon EVA improvement for the Company and each of its business units during fiscal year 1999, Dr. Costley and the other corporate executive officers were awarded approximately 60% of their target incentive awards, Mr. Boies was awarded approximately 84% of his target incentive award, and Mr. Wright was awarded approximately 30% of his target incentive award.

    LONG-TERM COMPENSATION. Long-term compensation comprises primarily stock options and restricted stock that are used to motivate and retain selected key employees. Shares of stock issued under these programs are authorized by the 1997 Stock-Based Incentive Plan (the "1997 Plan"), Part I of the Amended and Restated 1989 Stock-Based Incentive Plan (the "1989 Plan") or the 1986 Stock Option Incentive Plan (the "1986 Plan") of the Company. In addition, in the past, the Company has implemented certain cash long term incentive programs. The amounts of the long-term compensation awards are targeted to be at the median of similar awards granted to officers in comparable positions at companies of comparable size to the Company. In addition, the Committee takes into account the number of stock options or shares of restricted stock outstanding or previously granted in determining the awards. The Committee, in its discretion, may also consider the scope of an officer's responsibilities and the officer's individual performance in determining the size of an award.

    STOCK OPTIONS. The Committee grants stock options to the executive officers of the Company on a discretionary basis. The Committee considers, among other things, the financial and economic performance of the Company in determining whether or not to grant options to the executive officers. During fiscal year 1999, the Committee adopted stock option grant guidelines which provide that future grants of stock options will be performance-based dependent on the attainment of certain EVA improvement objectives. In addition, the Committee grants stock options to new officers and key employees of the Company in order to provide appropriate incentives to promote the long-term growth of the Company. Stock options granted to the executive officers have an exercise price equal to the market price of the Company's Common Stock on the date of grant and have ten-year terms.

    LONG-TERM INCENTIVE PROGRAM. During fiscal year 1997, the presidents of the Company's business units were granted awards under the Company's cash long-term incentive program. Awards under the long-term incentive program for the Company's business units are made at the Committee's discretion. The cash program had a three-year performance cycle ended on February 28, 1999. Payments are made under the program only if the Committee determines that the applicable business unit achieved specified financial objectives, such as cumulative operating earnings, compound sales growth rate and/or return on sales, during the performance cycle. The Committee determined that no payouts will be made under the program.

    STOCK OWNERSHIP TARGETS. In 1992, the Committee established a stock ownership program that includes stock ownership targets for key management employees of the Company, including the Company's executive officers. In 1997, the Committee modified the target ownership guidelines under the stock ownership program. Under the modified stock ownership program, during a ten-year period commencing in 1997, each participant in the stock ownership program is expected to achieve stock ownership targets based on a multiple of the participant's annual total cash compensation. The multiple for the Chief Executive Officer of the Company is two times annual total cash compensation and the multiple for all other participants is 1.5 times annual total cash compensation. The target is expressed both as a dollar value and as a number of shares. Such number of shares is determined by dividing the multiple of annual total cash compensation by the approximate market price of a share of Common Stock of the Company at the time the modified stock ownership program was adopted.

    Participants in the stock ownership program as a group achieved 144% of the aggregate annual stock ownership targets during calendar years 1997 and 1998. In each of March 1998 and February 1999, the Committee awarded to certain participants in the stock ownership program shares of restricted stock that have a three-year vesting period subject to the continued employment of the participant during that period. The participants selected to receive awards and the number of shares subject to each award were determined in the discretion of the Committee and were based upon the Committee's assessment of the participant's job performance and contributions to the Company and, more particularly, were based upon the number of shares of the Company's Common Stock acquired by the participant during calendar years 1997 and 1998 toward the participant's annual stock ownership target under the program. In determining the number of shares of Common Stock acquired by the participants during calendar years 1997 and 1998 under the program, the Committee included shares purchased by individual participants in the open market or upon the exercise of stock options and shares of restricted stock that vested and were retained by the participant during the applicable calendar year. The number of shares of restricted stock awarded to each participant was equal to approximately 15% of the number of shares of Common Stock acquired by the participant during the applicable calendar year up to a limit of 1.5 times the annual stock ownership target for the participant for that calendar year. The Committee believes that such awards of restricted stock will encourage the Company's management to continue to obtain and hold a significant number of shares of the Company's Common Stock.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    GARY E. COSTLEY. Dr. Costley's performance is reviewed annually by the Committee and the full Board of Directors of the Company. Dr. Costley is eligible for a salary increase once every 12 to 18 months, consistent with the policy relating to the other executive officers of the Company.

    In March 1998, the Board of Directors conducted an evaluation of Dr. Costley's performance as Chairman of the Board, President and Chief Executive Officer. Such evaluation was, in part, based upon a review of Dr. Costley's success in meeting his performance objectives, the financial performance of the Company and interviews with other executive officers of the Company. Based upon the favorable evaluation by the Board of Directors of Dr. Costley's performance and in order to bring Dr. Costley's salary in line with the market median for his position, the Committee recommended an annual salary increase of $50,000 for Dr. Costley effective April 1, 1998. This recommendation was approved by the Board of Directors.

    In fiscal year 1999, Dr. Costley was awarded options to purchase an aggregate of 30,000 shares of the Company's Common Stock in accordance with the guidelines described above under the heading, "Long-Term Compensation." The options have an exercise price equal to the market price of the Company's Common Stock on the date of grant and have a ten-year term. In addition, in fiscal year 1999, Dr. Costley received a total of 3,600 shares of restricted Common Stock of the Company in connection with the Company's management stock ownership program. The number of shares of restricted stock awarded to Dr. Costley was determined as described above under the heading, "Stock Ownership Targets." Both the grant of the options and the issuance of 1,800 shares of the restricted Common Stock to Dr. Costley were made subject to approval by the Company's stockholders of certain amendments to the 1997 Plan to, among other things, increase the size of the stock-based awards allowable to any one eligible employee in a calendar year under the 1997 Plan from 100,000 shares to 200,000 shares. The amendments to the 1997 Plan were subsequently approved by the Company's stockholders at the 1998 Annual Meeting of Stockholders of the Company.

    For fiscal year 1999, the Committee awarded Dr. Costley his incentive award partially in the form of cash ($18,060) and partially in the form of 11,032 shares of restricted stock of the Company, determined in accordance with the Company's Amended and Restated Management Incentive Plan and the EVA Incentive Plan described above. The shares of restricted stock had a value on the date of grant of $239,940.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In the event that compensation paid by the Company to any executive officer of the Company during the current or any subsequent fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for the Company under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) and the transitional regulations thereunder exclude from the $1,000,000 limitation any income realized by an executive officer of the Company upon the exercise of outstanding stock options granted under the 1989 Plan or the 1986 Plan. The 1997 Plan, as amended in fiscal year 1998, has been approved by stockholders as required by Section 162(m) and, therefore, compensation attributable to stock options and certain other awards granted under the 1997 Plan may be excluded from the $1,000,000 limitation. In addition, the Amended and Restated Management Incentive Plan has been approved by stockholders as required by Section 162(m), so that cash incentive awards granted under the Amended and

Restated Management Incentive Plan may be excluded from the $1,000,000 limitation as well. The Committee, along with the Company, will continue to evaluate the Company's compensation plans and programs in view of the Section 162(m) limitation.

                                          Jack D. Rehm, Chairman
                                          Claire L. Arnold
                                          Nicholas L. Reding
                                          Dolph W. von Arx
                                          Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation and certain other components of compensation for the last three fiscal years of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                                                                              LONG TERM COMPENSATION
                                                                       -------------------------------------
                                                                                 AWARDS
                                         ANNUAL COMPENSATION           ---------------------------   PAYOUTS
                                 -----------------------------------    RESTRICTED     SECURITIES    -------      ALL OTHER
   NAME AND PRINCIPAL                                   OTHER ANNUAL      STOCK        UNDERLYING     LTIP         COMPEN-
       POSITION(1)         YEAR   SALARY    BONUS(2)    COMPENSATION    AWARDS(8)      OPTIONS(#)    PAYOUTS      SATION(19)
-------------------------  ----  --------  ----------   ------------   ------------    -----------   -------   ----------------
Gary E. Costley, Ph.D....  1999  $645,833   $18,060(3)        $0       $335,121(9)        30,000       $0           $3,792
  CHAIRMAN, PRESIDENT AND  1998  $600,000  $545,000           $0             $0          125,000       $0               $0
  CHIEF EXECUTIVE OFFICER  1997  $100,000        $0      $50,518(6)          $0          200,000       $0               $0

Jeffrey E. Boies.........  1999  $326,667  $137,700           $0         $8,766(10)       10,000       $0          $25,258
  VICE PRESIDENT AND       1998  $301,667  $395,000           $0             $0            7,000       $0           $1,896
  PRESIDENT,               1997   $99,130  $160,000(4)   $99,730(7)     $96,744(11)        6,000       $0               $0
  MULTIFOODS DISTRIBUTION
  GROUP, INC.

William L. Trubeck.......  1999  $325,000   $94,900           $0        $23,794(12)       10,000       $0          $19,177
  SENIOR VICE              1998  $287,500  $270,000(5)        $0        $25,800(13)      115,000       $0               $0
  PRESIDENT--FINANCE       1997
  AND CHIEF FINANCIAL
  OFFICER

Robert S. Wright.........  1999  $300,000    $3,066(3)        $0        $60,106(14)       10,000       $0          $24,815
  VICE PRESIDENT AND       1998  $286,250  $409,000           $0         $3,225(15)       43,000       $0          $10,019
  PRESIDENT,               1997  $270,417        $0           $0         $2,887(16)        5,000       $0           $5,642
  NORTH AMERICA FOODS

Frank W. Bonvino.........  1999  $250,000   $76,900           $0        $14,745(17)        8,000       $0          $14,875
  VICE PRESIDENT, GENERAL  1998  $231,667  $175,000           $0        $40,500(18)       39,000       $0           $8,108
  COUNSEL                  1997  $221,250        $0           $0         $4,620(16)        7,500       $0           $5,217
  AND SECRETARY

------------

(1) Dr. Costley was elected Chairman, President and Chief Executive Officer of the Company effective January 1, 1997. Mr. Boies was hired by the Company effective October 28, 1996. Mr. Trubeck was hired by the Company effective March 1, 1997.

(2) Except as otherwise noted, the amounts were paid pursuant to the Company's Management Incentive Plan described above in the Compensation Committee Report on Executive Compensation.

(3) The executive officer's bonus was paid partially in the form of cash and partially in the form of restricted stock. The value of the restricted stock on the date of grant was as follows: Dr. Costley--$239,940 and Mr. Wright--$40,734.

(4) The amount is a guaranteed bonus that was offered to Mr. Boies in connection with his employment with the Company.

(5) The amount includes an employment bonus of $20,000 that was offered to Mr. Trubeck in connection with his employment with the Company.

(6) The amount includes certain relocation expenses, including $26,959 paid to Dr. Costley as reimbursement of loss on the sale of his house in connection with his relocation from North Carolina to Minnesota. The amount does not include payments made pursuant to the Company's standard relocation policy.

(7) The amount includes certain relocation expenses, including $44,593 paid to Mr. Boies as reimbursement of loss on the sale of his house in connection with his relocation from Ohio to Colorado and $35,137 as tax reimbursement on such payment. The amount does not include payments made pursuant to the Company's standard relocation policy.

(8) The value of each restricted stock award was determined by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of February 28, 1999, the number and value (based on the closing market price of the Company's Common Stock on February 26, 1999) of the aggregated restricted stock holdings of each of the named executive officers were as follows: 3,600 shares ($78,705) by Dr. Costley, 5,640 shares ($122,318) by Mr. Boies, 2,100 shares ($45,544) by Mr. Trubeck,
    11,050 shares ($239,647) by Mr. Wright, and 8,310 shares ($180,223) by Mr.
    Bonvino. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but the executive officer is not entitled to receive such dividends unless and until the related shares vest.

(9) Dr. Costley was awarded 11,032 shares of restricted stock in lieu of a portion of his cash incentive under the Management Incentive Plan of the Company, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 18, 2002, subject to Dr. Costley's continued employment. The shares also vest in the event of a change in control of the Company. In addition, Dr. Costley was awarded a total of 3,600 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 1,800 shares vest on March 19, 2001 and 1,800 shares vest on February 2, 2002, in each case subject to the continued employment of Dr. Costley. The shares also vest in the event of a change in control of the Company.

(10) Mr. Boies was awarded 375 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on February 2, 2002, subject to the continued employment of Mr. Boies. The shares also vest in the event of a change in control of the Company.

(11) The Company awarded Mr. Boies 5,265 shares of restricted stock to compensate him for the loss of certain deferred compensation that occurred upon his termination of employment with his former employer. The shares vest on December 19, 1999, subject to the continued employment of Mr. Boies. The shares also vest in the event of a change in control of the Company.

(12) Mr. Trubeck was awarded a total of 900 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 450 shares vest on March 19, 2001 and 450 shares vest on February 2, 2002, in each case subject to the continued employment of Mr. Trubeck. The shares also vest in the event of a change in control of the Company.

(13) The Company awarded Mr. Trubeck 1,200 shares of restricted stock in connection with his employment with the Company. The shares vested on March 1, 1999.

(14) Mr. Wright was awarded 1,873 shares of restricted stock in lieu of a portion of his cash incentive under the Management Incentive Plan of the Company, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 18, 2002, subject to Mr. Wright's continued employment. The shares also vest in the event of a change in control of the Company. In addition, Mr. Wright was awarded a total of 750 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 300 shares vest on March 19, 2001 and 450 shares vest on February 2, 2002, in each case subject to the continued employment of Mr. Wright. The shares also vest in the event of a change in control of the Company.

(15) Mr. Wright was awarded 150 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 21, 2000, subject to the continued employment of Mr. Wright. The shares also vest in the event of a change in control of the Company.

(16) The shares of restricted stock were awarded by the Compensation Committee to the executive officer in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Mr. Wright was awarded 150 shares and Mr. Bonvino was awarded 240 shares. The shares vested on March 15, 1999.

(17) Mr. Bonvino was awarded a total of 570 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership targets under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Of these shares, 232 shares vest on March 19, 2001 and 338 shares vest on February 2, 2002, in each case subject to the continued employment of Mr. Bonvino. The shares also vest in the event of a change in control of the Company.

(18) Mr. Bonvino was awarded 1,500 shares of restricted stock by the Compensation Committee, which shares vested on May 9, 1998.

(19) The amounts reported represent the Company's matching contributions to the Company's Savings Plan and the Company's Supplemental Deferred Compensation Plan.

STOCK OPTIONS

    The following tables summarize stock option grants to and exercises by the executive officers named in the Summary Compensation Table above during the Company's fiscal year 1999 and the value of stock options held by such officers at the end of fiscal year 1999.

                       OPTION GRANTS IN FISCAL YEAR 1999

                                                        INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                       ----------------------------------------------------  VALUE AT ASSUMED ANNUAL
                                        NUMBER OF    % OF TOTAL                                RATES OF STOCK PRICE
                                       SECURITIES      OPTIONS                                     APPRECIATION
                                       UNDERLYING    GRANTED TO     EXERCISE OR                  FOR OPTION TERM
                                         OPTIONS    EMPLOYEES IN    BASE PRICE    EXPIRATION ------------------------
                NAME                   GRANTED(1)    FISCAL YEAR     ($/SHARE)      DATE         5%          10%
-------------------------------------  -----------  -------------  -------------  ---------  ----------  ------------
Gary E. Costley, Ph.D................      30,000         21.85%      $29.28125    03/18/08    $552,441    $1,400,003
Jeffrey E. Boies.....................      10,000          7.28%      $29.28125    03/18/08    $184,147      $466,668
William L. Trubeck...................      10,000          7.28%      $29.28125    03/18/08    $184,147      $466,668
Robert S. Wright.....................      10,000          7.28%      $29.28125    03/18/08    $184,147      $466,668
Frank W. Bonvino.....................       8,000          5.83%      $29.28125    03/18/08    $147,317      $373,334

---------

(1) The options were granted on March 19, 1998, have an exercise price equal to the market price of the Company's Common Stock on the date of grant and become exercisable one year from the date of grant. The options also become exercisable in the event of a change in control of the Company.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR END OPTION
                                     VALUES

                                                                    NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                       SHARES                    OPTIONS AT FISCAL YEAR END        FISCAL YEAR END(2)
                                     ACQUIRED ON     VALUE       ---------------------------   ---------------------------
               NAME                   EXERCISE      REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------  -----------   ----------    -----------   -------------   -----------   -------------
Gary E. Costley, Ph.D..............         0              $0      181,250        173,750         $525,000     $175,000
Jeffrey E. Boies...................         0              $0       13,000         10,000          $35,875           $0
William L. Trubeck.................         0              $0       67,500         57,500          $32,500       $8,125
Robert S. Wright...................         0              $0       36,000         37,000          $13,625           $0
Frank W. Bonvino...................     1,200         $12,013(1)    43,950         32,000          $52,537           $0

---------

(1) The value was determined by subtracting the exercise price per share from the closing market price per share of the Company's Common Stock on the date of exercise.

(2) The value was determined by subtracting the exercise price per share from the closing market price per share of the Company's Common Stock on February 26, 1999.

PENSION EQUITY PLAN AND MANAGEMENT BENEFIT PLAN

    The Company maintains the Multifoods Pension Equity Plan (the "Pension Plan") for salaried and certain other employees of the Company and its subsidiaries who have completed one year of service with the Company or a subsidiary of the Company. The Pension Plan was adopted in fiscal year 1996 as a continuation and amendment of the Company's Employees' Retirement Plan. The Pension Plan is a tax qualified defined benefit pension plan that provides for lump sum payments upon termination of employment. In lieu of a single lump sum payment, an employee may elect to receive immediate or deferred monthly payments for life. An employee's pension benefits are based on years of service with the Company or a subsidiary of the Company, the employee's "Final Average Pay" and the "Integration Level." Final Average Pay is the average of the employee's base pay for the three consecutive calendar years in which the employee's base pay was the highest during the last ten full calendar years prior to termination of employment. Base pay does not include bonuses and other additional compensation. In addition, the amount of base pay covered by the Pension Plan is limited by requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Integration Level is one-half of the taxable wage base in effect under the Social Security Act at the time of termination of employment. Under the Pension Plan, an employee earns "Base Points" and "Integration Points" for each year of service. The number of points earned is based on the employee's age at the end of the calendar year and increases as the employee's age increases. Base Points are also awarded based on the amount of accrued benefit that an employee has earned under the Company's Employees' Retirement Plan as of December 31, 1995. Base Points and Integration Points are expressed as a percentage of Final Average Pay. An employee's accrued lump sum benefit equals the total number of Base Points earned times the employee's Final Average Pay plus the total number of Integration Points earned times the employee's Final Average Pay in excess of the Integration Level. An employee becomes vested in his or her benefits under the Pension Plan after five years of service. An employee who has completed ten years of service as of December 31, 1995 and whose age plus service as of December 31, 1995 totals 60 or more may elect to have his or her benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. Effective March 1, 1998, the Pension Plan was amended to provide a supplemental pension benefit equal to $10 per month for each year of credited service measured from age 35, up to a maximum supplemental pension of $200 per month.

    The Company's Management Benefit Plan provides for the payment of additional amounts to certain key employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan without the limitations imposed by the Internal Revenue Code or ERISA. The Management Benefit Plan was amended and restated effective January 1, 1997, and was further amended effective March 1, 1998. Participants in the Management Benefit Plan as of January 1, 1997 (referred to as "grandfathered" participants) generally are eligible to continue their participation under the terms of the Management Benefit Plan in effect prior to January 1, 1997. Grandfathered participants will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of December 31, 1995 (regardless of whether such benefit is actually calculated under that formula) without the limitations imposed by the Internal Revenue Code or ERISA. Grandfathered participants in the Management Benefit Plan are also entitled to lifetime annual income upon retirement equal to 50% of the "Bonus Base." Individuals who become participants in the Management Benefit Plan on or after January 1, 1997 will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of January 1, 1996 without the limitations imposed by the Internal Revenue Code or ERISA. Such individuals will not be entitled to any benefit based upon incentive bonuses. For employees who became participants in the Management Benefit Plan prior to March 1, 1990, the Bonus Base is the average of the five highest bonuses awarded to the participant under the Management Incentive Plan during the last ten years of employment by the Company prior to retirement. For employees who became participants in the Management Benefit Plan on or after March 1, 1990, the Bonus Base includes such bonuses awarded only while the employee is a participant in the Management Benefit Plan unless the Compensation Committee prescribes otherwise. The level of annual benefits is reduced if a grandfathered participant retires prior to age 62. For any other participant, the level of annual benefits is reduced if the participant retires prior to age 65. A participant in the Management Benefit Plan becomes vested in his or her benefits under the Management Benefit Plan upon completion of five years of service with the Company or when he or she attains age 65, if earlier.

    The following table shows the estimated combined annual amounts payable with respect to various classifications of earnings and years of service to participants in the Pension Plan who are also grandfathered participants in the Management Benefit Plan, and who retire at the normal retirement age of 65 and elect payment of a straight life annuity.

                               PENSION PLAN TABLE

                                                YEARS OF SERVICE
               ----------------------------------------------------------------------------------
REMUNERATION*   5 YEARS     10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 $   200,000   $   43,249  $   51,497  $   59,746  $   67,995  $   75,644  $   83,292  $   90,941
 $   400,000   $   86,606  $  103,212  $  119,818  $  136,423  $  152,429  $  168,435  $  184,441
 $   600,000   $  129,963  $  154,926  $  179,889  $  204,852  $  229,215  $  253,578  $  277,941
 $   800,000   $  173,320  $  206,640  $  239,960  $  273,281  $  306,001  $  338,721  $  371,441
 $ 1,000,000   $  216,677  $  258,355  $  300,032  $  341,709  $  382,786  $  423,864  $  464,941

---------

* For purposes of this table, it is assumed that remuneration is comprised 65% of Final Average Pay and 35% of Bonus Base (both terms as defined above). The benefits are not subject to any reduction for Social Security or other offset amounts.

    Dr. Costley and Messrs. Boies, Wright and Bonvino have two, two, six and 27 years of service, respectively, in the Pension Plan and are each grandfathered participants in the Management Benefit Plan. However, Dr. Costley has waived his entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses. In addition, Mr. Wright and Mr. Bonvino have each waived their entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to them with respect to any fiscal year of the Company ending after fiscal year 1998. Mr. Trubeck has two years of service in the Pension Plan and is not a grandfathered participant under the Management Benefit Plan. The annual benefit under the Pension Plan and the Management Benefit Plan payable to each of the executive officers named in the Summary Compensation Table upon retirement at the normal retirement age of 65 is estimated to be as follows: Dr. Costley--$96,745; Mr. Boies--$139,559; Mr. Trubeck--$52,514; Mr.
Wright--$115,211 and Mr. Bonvino--$156,319. Messrs. Wright and Bonvino are fully vested in the Management Benefit Plan. Messrs. Boies, Trubeck, Wright and Bonvino each have additional retirement benefits as described below.

SUPPLEMENTAL RETIREMENT BENEFITS

    Mr. Boies has an arrangement with the Company pursuant to which he will be credited with two years of service under the Pension Plan and the Management Benefit Plan for each year of employment with the Company. Mr. Boies may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. If Mr. Boies had terminated employment with the Company on February 28, 1999, the annual supplemental retirement benefit payable to Mr. Boies upon attaining age 57 would have been $45,087.

    Mr. Trubeck has an arrangement with the Company pursuant to which he will be credited with one and one-half years of service under the Pension Plan and the Management Benefit Plan for each year of employment with the Company. If Mr. Trubeck had terminated employment with the Company on February 28, 1999, no annual supplemental retirement benefit would be payable to Mr. Trubeck upon attaining age 55.

    Mr. Wright has an arrangement with the Company pursuant to which he was credited with two years of service, which was reinstated from his prior employment with the Company from 1992 to 1994. In addition, commencing with his re-employment with the Company in August 1995, Mr. Wright will be credited with two years of service under the Pension Plan for each additional year of employment with the Company. Mr. Wright may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. The supplemental retirement arrangement also provides for immediate vesting in an annual benefit equal to 50% of the five highest bonuses payable to him under the Company's Management Incentive Plan in his last ten years of employment with the Company, including bonuses paid during his previous period of employment. However, Mr. Wright has waived his entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to him with respect to any fiscal year of the Company ending after fiscal year 1998. If Mr. Wright had terminated employment with the Company on February 28, 1999, the annual supplemental retirement benefit payable to Mr. Wright upon attaining age 55 would have been $6,928.

    Mr. Bonvino has an arrangement with the Company which provides that if Mr. Bonvino's employment with the Company is terminated for any reason other than cause prior to the date on which Mr. Bonvino attains age 62, Mr. Bonvino's retirement benefit under the Pension Plan and the Management Benefit Plan will be determined (a) as if he had 25 years of credited service under the Pension Plan (or the actual years of credited service if greater than 25), and (b) as if his date of birth was five years earlier than his actual date of birth, except that, in no event, will his deemed age be older than 62. If Mr. Bonvino had terminated employment with the Company on February 28, 1999, the annual supplemental retirement benefit payable to Mr. Bonvino commencing March 1, 1999 would have been $12,658.

SUPPLEMENTAL DEFERRED COMPENSATION PLAN

    The Company maintains the Supplemental Deferred Compensation Plan (the "Deferred Compensation Plan") for certain key employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they may defer on a "non-qualified" basis the amounts they could have deferred on a "qualified" basis under ERISA but for certain tax law limits imposed on qualified deferrals. The Deferred Compensation Plan became effective on April 1, 1997.

    Under the Deferred Compensation Plan, a participant can elect to continue deferrals on a non-qualified basis if and when the participant reaches the $10,000* annual deferral limit under the Company's Employees' Voluntary Investment and Savings Plan (the "Savings Plan"). The Savings Plan is a qualified plan under ERISA and Section 401(k) of the Internal Revenue Code. A participant can also elect to defer a percentage (between 2% and 10%) of the participant's "excess covered pay," which includes compensation in excess of $160,000* that cannot be recognized under the Savings Plan, and also includes any amount that a participant elects to defer under any other non-qualified deferred compensation arrangement maintained by the Company. The Company also provides participants with matching credits on such non-qualified deferrals equal to the additional matching contribution the participant would have received under the Savings Plan if the non-qualified deferrals had instead been made under the Savings Plan. The matching credits vest at the rate of 20% per year of "vesting service" (as such term is defined in the Savings Plan). A participant may receive all contributions and vested portions of the matching credits upon the participant's termination of employment with the Company.

    During fiscal year 1999, Messrs. Boies, Trubeck, Wright and Bonvino each participated in the Deferred Compensation Plan.

* Adjusted for cost of living increases.

EMPLOYMENT AGREEMENT

    On November 1, 1996, the Company entered into an employment agreement with Dr. Costley pursuant to which Dr. Costley became employed as Chairman of the Board, President and Chief Executive Officer for the period from January 1, 1997 through December 31, 1999 (with automatic one-year renewals thereafter unless the Company gives notice of termination). The agreement provides for an initial annual base salary of $600,000, an annual bonus (commencing with fiscal year
1998) if performance goals to be determined by the Compensation Committee are met, participation in the Company's employee benefit plans, and specified perquisites and relocation benefits. The agreement also provided for an award of two separate stock options to purchase an aggregate of 200,000 shares of the Company's Common Stock. On December 19, 1997, Dr. Costley's employment agreement with the Company was amended to terminate and cancel Dr. Costley's entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses credited towards the non-qualified excess pension benefit under the Management Benefit Plan, effective retroactively to the first day of Dr. Costley's employment with the Company. In addition, Dr. Costley's annual base salary was increased to $650,000 effective April 1, 1998.

    If, prior to December 31, 1999, the Company terminates Dr. Costley's employment for a reason other than "cause" (as defined in the agreement) or Dr. Costley resigns for "good reason" (as defined in the agreement), Dr. Costley will receive a severance payment in installments over a two-year period in the aggregate amount of (i) two times his annual base salary as of the termination date, (ii) two times the average of his bonuses for the two previous fiscal years (subject to a minimum of 65% of his annual base salary for fiscal year
1998) and (iii) either 65% of his annual base salary or a pro rata portion of his actual bonus for the previous fiscal year (based on the number of weeks employed in the then-current fiscal year), whichever is greater. In the event of termination of employment after December 31, 1999, the agreement provides for a severance payment to be made over an 18-month period based on 1.5 times his annual base salary and average bonuses. If the Company terminates Dr. Costley's employment following a "change of control" (as defined in the agreement) or if Dr. Costley resigns for any reason within 180 days after a change of control, Dr. Costley will receive a severance payment in installments over a three-year period in the aggregate amount of (i) three times his annual base salary as of the termination date, (ii) three times the average of his bonuses for the three previous fiscal years (or, if bonuses were paid for only two fiscal years, then such average will be calculated using the bonus paid for such two fiscal years, or if a bonus was paid for only the fiscal year ended February 28, 1998, then the amount of such bonus shall be used in lieu of calculating an average) and
(iii) either 65% of his annual base salary or his actual bonus for the previous fiscal year, whichever is greater. In the event that any payments by the Company to Dr. Costley are subject to an excise tax, including interest and penalties, under the Internal Revenue Code, the Company is obligated to reimburse Dr. Costley for such amounts. Assuming a change of control had occurred and the Company terminated Dr. Costley's employment or Dr. Costley resigned on February 28, 1999, the amount payable to Dr. Costley would have been approximately $7,218,529.

SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    The Company is a party to severance agreements with Messrs. Boies, Trubeck, Wright and Bonvino. The two-year term of each agreement is automatically extended each year for one additional year unless the Company gives notice to the officer that the Company does not wish to extend the agreement. No such notice has been given to any executive officer. Under each agreement, the Company has agreed to employ the executive officer for a period of two years following a change in control of the Company (as defined in the agreement). If, during such two-year period, the officer's employment is terminated by the Company for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement), the Company is obligated to pay to such officer, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and (ii) an amount equal to
2.5 times the total of the officer's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to the officer under the Company's Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code. Assuming a change in control of the Company had occurred and each of the officers' employment was terminated by the Company or each officer terminated his employment for "good reason" on February 28, 1999, the amounts payable to Messrs. Boies, Trubeck, Wright and Bonvino under the agreements would have been approximately $2,638,077, $2,191,004, $1,076,667 and $1,376,016, respectively.

    Messrs. Boies and Trubeck each has an additional severance agreement with the Company whereby the Company has agreed to pay each of them one year's salary in the event the Company terminates their employment for any reason other than cause.

    The Company has certain other compensatory arrangements with its executive officers that will result from a change in control of the Company. The Management Incentive Plan provides that in the event of a change in control of the Company during the first six months of the Company's fiscal year, each participant in the Management Incentive Plan will receive an immediate cash payment equal to 100% of the target award for that fiscal year, plus 100% of the positive balance of any incentive bank maintained in the name of the participant. In the event of a change in control during the last six months of the Company's fiscal year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target award for that fiscal year or (ii) the amount determined based upon the anticipated results relating to the performance objectives for that fiscal year. In addition, each participant will receive 100% of the positive balance of any incentive bank maintained in the name of the participant.

    In addition, in the event of a change in control of the Company, stock options outstanding under the Company's stock-based incentive plans that are not yet exercisable become immediately exercisable and all shares of restricted stock outstanding vest in full.

    The Management Benefit Plan provides for lump sum payments to the participants in the event of a change in control of the Company plus an additional amount in the event the payment constitutes a "parachute payment" under the Internal Revenue Code. In addition, the Board of Directors authorized the establishment and funding of a trust for the purpose of assisting the Company in fulfilling its obligations to the participants in the Management Benefit Plan, which trust will become irrevocable upon the earlier of (i) a change in control of the Company or (ii) a favorable ruling from the Internal Revenue Service that the creation and funding of the trust does not result in constructive receipt to the participants, neither of which event has yet occurred. Assuming a change in control of the Company had occurred on February 28, 1999, the lump sums payable to the executive officers named in the Summary Compensation Table would have been approximately as follows: Dr. Costley--$143,112, Mr. Boies--$419,785, Mr. Trubeck--$29,355, Mr.
Wright--$604,097, and Mr. Bonvino--$914,284.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's MidCap 400 Composite Stock Index (the "S&P MidCap 400") and the Standard & Poor's MidCap Foods Index (the "S&P MidCap Foods Index") for the same period. The graph assumes the investment of $100 in the Company's Common Stock and each of the respective indexes on February 28, 1994 and reinvestment of all dividends. The cumulative returns are as of February 28 or February 29 of each year, as the case may be, the Company's fiscal year end.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             MULTIFOODS      S&P MIDCAP 400    S&P MIDCAP FOODS INDEX
1994                  $100              $100                      $100
1995                  $112              $102                      $104
1996                  $119              $131                      $119
1997                  $138              $154                      $134
1998                  $189              $210                      $173
1999                  $152              $214                      $147

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    To the Company's knowledge, based solely on the Company's records and written representations from the Company's executive officers and directors, the Company believes that, during the fiscal year ended February 28, 1999, each of its executive officers and directors has filed on a timely basis all reports required by Section 16(a) of the Securities Exchange Act of 1934.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending February 29, 2000, subject to stockholder approval. KPMG Peat Marwick LLP has audited the books of the Company for many years. The action of the Board of Directors was taken upon the recommendation of the Audit Committee of the Board of Directors.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

    The Board of Directors recommends a vote FOR the approval of the appointment of KPMG Peat Marwick LLP.

               STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

    If you wish to submit proposals to be included in our proxy statement for the 2000 Annual Meeting of Stockholders, they must be received at the principal executive offices of the Company by the close of business on January 13, 2000. Proposals should be sent to the attention of the Secretary.

    Under the By-Laws of the Company, if you wish to nominate a director or bring other business before the stockholders at the 2000 Annual Meeting, you must notify the Secretary in writing no later than 90 days prior to the date of the 2000 Annual Meeting. Our By-Laws presently provide that the annual meeting of stockholders will be held on the third Friday in June in each year. Your notice must contain the specific information required in our By-Laws. Please note that these requirements relate only to matters you wish to bring before the stockholders at the annual meeting. They do not apply to proposals that you wish to have included in our proxy statement.

    If you would like a copy of our By-Laws, please write to the Secretary and we will send you one without charge.

                                 OTHER MATTERS

    The Company is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to the best interests of the Company.

                                          By Order of the Board of Directors

                                          FRANK W. BONVINO

                                          SECRETARY

May 12, 1999

                                [RECYCLED LOGO]
                              PRINTED ON RECYCLED
                              PAPER CONTAINING AT
                             LEAST 10% FIBERS FROM
                               PAPER RECYCLED BY
                                   CONSUMERS.

PROXY                 INTERNATIONAL MULTIFOODS CORPORATION
                      1999 ANNUAL MEETING OF STOCKHOLDERS
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Gary E. Costley, Nicholas L. Reding and Jack D. Rehm, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of International Multifoods Corporation, a Delaware corporation, to be held on Friday, June 18, 1999, at 11:00 a.m. local time, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Robert M. Price and Richard K. Smucker

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

                                         Dated: -------------------------, 1999

                                         -------------------------------------
                                         Signature

                                         ---------------------------------------
                                         (If there are co-owners both must sign)
                                         THE SIGNATURE(S) SHOULD BE EXACTLY AS
                                         THE NAME(S) APPEAR PRINTED TO THE LEFT.
                                         IF A CORPORATION, PLEASE SIGN THE
                                         CORPORATION NAME IN FULL BY A DULY
                                         AUTHORIZED OFFICER AND INDICATE THE
                                         OFFICE OF THE SIGNER. WHEN SIGNING AS
                                         EXECUTOR, ADMINISTRATOR, FIDUCIARY,
                                         ATTORNEY, TRUSTEE OR GUARDIAN, OR AS
                                         CUSTODIAN FOR A MINOR, PLEASE GIVE FULL
                                         TITLE AS SUCH. IF A PARTNERSHIP, SIGN
                                         IN THE PARTNERSHIP NAME.

                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY
                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                CONFIDENTIAL VOTING INSTRUCTIONS TO NORWEST BANK
           MINNESOTA, N.A., AS TRUSTEE UNDER THE EMPLOYEES' VOLUNTARY
      INVESTMENT AND SAVINGS PLAN OF INTERNATIONAL MULTIFOODS CORPORATION

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Wayzata, Minnesota on June 18, 1999, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Robert M. Price and Richard K. Smucker

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE WILL EXERCISE VOTING RIGHTS IN PROPORTION TO THE VOTING INSTRUCTIONS ACTUALLY RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING.

                                         Dated: -------------------------, 1999
                                         -------------------------------------
                                         Signature
                                         (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON.)

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                       CARD
                                       PROMPTLY USING THE ENCLOSED ENVELOPE

          CONFIDENTIAL VOTING INSTRUCTIONS TO THE CANADA TRUST COMPANY
                  AS TRUSTEE UNDER THE STOCK PURCHASE PLAN OF
                           ROBIN HOOD MULTIFOODS INC.

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Wayzata, Minnesota on June 18, 1999, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Robert M. Price and Richard K. Smucker

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE MAY EXERCISE VOTING RIGHTS IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.

                                         Dated: -------------------------, 1999
                                         -------------------------------------
                                         Signature
                                         (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON.)

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                            PROMPTLY USING THE ENCLOSED ENVELOPE